Exhibit 99.1

Delisa Davis

RH Strategic Communications for Digimarc

202-585-0210

ddavis@rhstrategic.com

Digimarc Corporation to Report Second Quarter Financial Results on August 1, 2008: Provides Preliminary Second Quarter Financial Information

Beaverton, Ore. – July 10, 2008 – Digimarc Corporation (NASDAQ: DMRC) today announced it plans to host its second quarter financial results conference call on Friday, August 1, 2008, at 8 a.m. PT / 11 a.m. ET.  The Company also provided selected preliminary second quarter financial information, estimating:

•                  Revenues of more than $30 million, including watermarking related revenues of approximately $5 million;

•                  Earnings per share in the range of break even to ($0.03) loss per share, excluding approximately ($0.07) loss per share of  expenses associated with the pending transactions with L-1 Identity Solutions, Inc. (“L-1”); and

•                  A balance of cash, cash equivalents, short term investments and restricted cash that was essentially unchanged from March 31, 2008 at approximately $37 million.

In furtherance of completing the transactions contemplated by the previously announced Amended and Restated Agreement and Plan of Merger by and among L-1, Dolomite Acquisition Co. and Digimarc, dated as of June 29, 2008, and the related tender offer commenced on July 3, 2008, beginning on July 14, 2008, Digimarc’s officers, board members and employees will be permitted to conduct transactions involving the purchase and sale of Digimarc’s securities in accordance with Digimarc’s securities trading policy.

A live Webcast and an archive of the Digimarc conference call of August 1, 2008 will be available at www.digimarc.com and www.earnings.com.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure identity and media management solutions. Digimarc provides products and services that enable the annual production of more than 60 million personal identification documents, including ID solutions for more than 25 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with more than 360 issued U.S. patents with more than 7,500 claims, and more than 500 pending U.S. and foreign patent applications in digital watermarking, personal identification and related technologies. Digimarc is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, particularly those statements regarding expected growth in the ID Systems business, and others preceded by the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import are statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. For instance, although Digimarc and L-1 have signed an agreement for Digimarc to spin off its digital watermarking business, for L-1 to commence and complete a tender offer for shares of Digimarc common stock, and for a subsidiary of L-1 to merge with and into Digimarc, there is no assurance that the proposed spin-off, tender offer or merger will be completed in a timely manner or at all.  More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission on Forms 10-K and 10-Q, including but not limited to those described in Digimarc’s Form 10-K for the year ended December 31, 2007 in Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Factors Affecting Forward Looking Statements” and in Part II, Item 9A thereof (“Controls and Procedures”). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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